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                                                                   Exhibit 10.14

                       EIGHT YEARS SILICON SALES CONTRACT


                                                            C/NO. KMX-LDK-121406
                                                          DATE: 8TH DEC_2006
     ----------------------
     THE SELLER: KOMEX INC.
     ----------------------

     Address: #1202, VICTORIA B/D, 705-1 YEOKSAM-DONG, KANGANAM-KUSEOUL 135 -709, KOREA.
     Tel: +82- 2 527 3143     Fax: +82-2 506 3173
     Link Person: CJ SUK/PRESIDENT

     ----------------------------------------------
     THE BUYER: JIANGXI LDK SOLAR HI-TECH CO., LTD.
     ----------------------------------------------
     Address: High Technology Industrial Park, Xinyu City, Jiangxi Province, P.R
              China.
     Tel: +86-512-656-29698 Fax: +86-512-656-22785
     Link Person: Mr. Light DK Peng/Chair Man.

     This contract is made by and between above the Buyer and the Seller, whereby the Buyer agree to buy and the Seller agree to sell the under mentioned commodity according to the terms and conditions stipulated below:

     --------------------------------------------------
     TERMS OF SALES CONTRACT : 2007.1 - 2015.1(8 YEARS)
     --------------------------------------------------

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          (1) Commodity and Specifications              (2) Quantity       (3) Unit Price(USD)     (3) Reference
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

A. SOLAR GRADE SILICON FEEDSTOCK                        AT LEAST 35MT          MARKET PRICE           AT LEAST
(Almost of originated from Semiconductor company)     / MONTH FROM JAN                              420MT SILICON
                                                        2007 TILL DEC                               SUPPLYING TO
     1.Silicon mono ingot & multicrystalline block.          2015.                                  LDK PER YEAR.
     2.Tops/Tails & pots scrap
     3.Silicon remelt side block
     4.Silicon Wafers & broken wafer
     5.Silicon Remelt Scrap
     6.Polysilicon Chunks
     7.Polysilicon Granular and silicon powder
     8.Other silicon materials for solar

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1. Time of Shipment
Shipment : Every month during sales contract term.
The shipment time and date could be discussible and changeable.

2. Terms of Payment:
100% T/T in advance before shipment.

3. Port of Shipment:
By Seller's forwarder.
By Air or By Ocean - CIF SHANGHAI


4. Packing:

Put into Carton or styrofoam box and suitable for long distance transportation and well protected against shock and rough handling. The Seller shall be liable for any serious damage to the goods on account of improper packing and for any rust damage attributable to inadequate or improper protective measures taken by the Seller except in case of transportation compan[y]'s fault. If in case Buyer claims the case as Seller's fault, Seller reserves the right to choose the third party such as SGA to determine who is responsible for the claim.

5. Shipping Mark:
On the surface of each package, "HANDLE WITH CARE"

6. Advise of shipment
The Seller shall, immediately upon the completion of the loading of the goods, advise by fax the Buyer of the Contract number, name of the Goods, number of packages, quantity, gross/net weight and dimension of each package, invoice value, name of vessel, port of shipment and port of destination and date of shipment etc.

7. Guarantee of Quality:
The Seller shall guarantee that the goods are correspond in all respects with proforma invoice and Sales offer from actual material. If quality of any shipment from Seller doesn't meet proforma invoice and Sales offer, Buyer can seek the replacement or pay-back within proper schedule by mutual discussion.

8. Inspection and Claims
Should the quality and/or the specification of goods be found not in conformity with the contracted stipulations, the Buyer shall arrange for an inspect to be carried out by incoming test and have the right to claim against the Seller on the strength of the inspection certificate issued by CIQ. This claim shall be made and be reported to Seller within 30 days if the material is airflown and 50 days if sea freighted from the date of Bill of Lading.

Any and all claim shall be regarded as accepted if the Seller fail to reply within 30 days after receipt of the Buyer's claim.

9. Settlement of Claims:
In case the Seller are liable for the discrepancies and a claim is made by the Buyer, the Seller shall settle the claim upon the agreement of the Buyer in the following ways.

A. Agree to the rejection of the goods and refund to the Buyer the value of the goods so rejected in the same currency as contracted herein.

B. Devaluate the goods according to the degree of inferiority or extent of damage.

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10. Force Majeure:
The Seller shall not be held responsible for any delay in delivery or nondelivery of the goods due to Force Majeure. However, the Seller shall advise the Buyer immediately of such occurrence and within fourteen days thereafter, shall send by airmail to the Buyer for their acceptance a certificate issued by the competent government authorities of the place where the accident occurs as evidence thereof. Under such circumstances the Seller, however, are still under the obligation to take all necessary measures to hasten the delivery of the goods. In case the accident lasts for more than ten weeks, the Buyer shall have the right to cancel this contract.

11. Late Delivery and Penalty:
In case of delayed delivery, except for force majeure cases, the Seller shall pay to the Buyer for every week of delay a penalty amounting to 0.3% of the total value of the goods whose delivery has been delayed. Any fractional part of a week is to be considered a full week. The total amount of penalty shall not, however, exceed 3% of the total of the goods involved in late delivery and is to be deducted from the amount due to the Seller by the paying bank at the time of negotiation, or by the Buyer direct at the time of payment, in case the period of delay exceeds 3 weeks after the stipulated delivery date the Buyer have the right to terminate this contract but the Seller shall not thereby be exempted from the payment of penalty.

13. Arbitration:
All disputes in connection with this contract or the execution thereof shall be settled through friendly negotiations.

In case no settlement can be reached through negotiations, the case then will be submitted for arbitration to the International Chamber of Commerce in Hague.

This Contract is made out in two originals, one original to be held by each party in witness thereof.


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
The Buyer:                                             The Seller:
THE BUYER: JIANGXI LDK SOLAR HI-TECH CO., LTD.         KOMEX INC.
Address:High Technology Industrial Park, Xinyu City,   Address:  #1202, VICTORIA B/D, 705-1 YEOKSAM-DONG,
Jiangxi Province, P.R China.                           KANGANAM-KUSEOUL, 135-709, KOREA.
Tel:+86-512-656-29698 Fax:+86-512-656-22785            Tel:+82-2 527 3143     Fax:+82-2 508 3173
Link Person : Mr. Light DK Peng President.             Link Person : Mr. CJ SUK/PRESIDENT



JIANGXI LDK SOLAR HI-TECH CO., LTD.                    KOMEX INC.

Signed by  /s/ Xiaofeng Peng        DEC.8.2006         Signed by  /s/ C.J. Suk        DEC.21.06
           -------------------------                              --------------------

           Light dk peng / president                              C.J. Suk / president
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